Overview

(dollars and occupancy at Welltower pro rata ownership; dollars in thousands)
Portfolio Composition			Beds/Unit Mix
	Average Age	Properties	Total		Independent Living	Assisted Living	Memory Care	Long-Term/ Post-Acute Care
Seniors Housing Operating	18	672	77,131		35,976	28,707	11,922	526
Seniors Housing Triple-net	15	342	28,267		5,341	16,100	6,522	304
Outpatient Medical	16	371	22,179,742	(1)	n/a	n/a	n/a	n/a
Health System	29	217	25,991		201	693	3,137	21,930
Long-Term/Post-Acute Care	21	123	14,652		40	843	—	13,769
Total	18	1,725

NOI Performance	Same Store(2)				In-Place Portfolio(3)
	Properties	2Q20 NOI	2Q21 NOI	% Change	Properties	Annualized In-Place NOI	% of Total
Seniors Housing Operating	528	$168,076	$138,535	(17.6)%	623	$605,268	36.8%
Seniors Housing Triple-net(4)	282	85,376	83,101	(2.7)%	322	386,148	23.5%
Outpatient Medical	350	97,279	99,441	2.2%	359	403,080	24.5%
Health System	190	34,907	35,866	2.7%	200	157,612	9.6%
Long-Term/Post-Acute Care(4)	77	22,472	22,217	(1.1)%	90	93,260	5.6%
Total	1,427	$408,110	$379,160	(7.1)%	1,594	$1,645,368	100.0%

Portfolio Performance				Facility Revenue Mix
Stable Portfolio(5)	Occupancy	EBITDAR Coverage(6)	EBITDARM Coverage(6)	Private Pay	Medicaid	Medicare	Other Government(7)
Seniors Housing Operating	74.6%	n/a	n/a	96.5%	1.2%	0.5%	1.8%
Seniors Housing Triple-net	72.5%	0.89	1.05	90.4%	3.3%	0.8%	5.5%
Outpatient Medical	94.8%	n/a	n/a	100.0%	—	—	—
Health System(8)	67.9%	1.25	1.91	35.3%	45.3%	19.4%	—%
Long-Term/Post-Acute Care	70.2%	1.29	1.55	30.2%	34.3%	35.5%	—%
Total		1.05	1.35	92.9%	3.5%	1.8%	1.8%

Notes:
(1) Indicates the total square footage of Outpatient Medical.
(2) See pages 22 and 23 for reconciliation.
(3) Excludes land parcels, loans, developments and investments held for sale. See page 22 for reconciliation.
(4) Same store NOI for these property types represents cash rent excluding the impact of expansions.
(5) Data as of June 30, 2021 for Seniors Housing Operating and Outpatient Medical and March 31, 2021 for remaining asset types.
(6) Represents trailing twelve month coverage metrics.
(7) Represents various federal and local reimbursement programs in the United Kingdom and Canada.
(8) EBITDAR and EBITDARM coverage as reported by ProMedica inclusive of the 8 properties sold during the quarter ended June 30, 2021 and the 17 properties classified as held for sale as of June 30, 2021.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
In-Place NOI Diversification(1)
By Partner:	Total Properties	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Health System	Long-Term/ Post-Acute Care	Total	% of Total
Sunrise Senior Living North America	131	$116,838	$—	$—	$—	$—	$116,838	7.1%
Sunrise Senior Living United Kingdom	45	55,616	—	—	—	—	55,616	3.4%
ProMedica	200	—	—	—	157,612	—	157,612	9.6%
Avery Healthcare	55	5,311	70,872	—	—	—	76,183	4.6%
Revera	85	74,477	—	—	—	—	74,477	4.5%
Belmont Village	21	69,042	—	—	—	—	69,042	4.2%
Legend Senior Living	33	—	67,588	—	—	1,088	68,676	4.2%
Brookdale Senior Living	85	(1,038)	60,629	—	—	—	59,591	3.6%
Sagora Senior Living	31	16,765	26,729	—	—	—	43,494	2.6%
Senior Resource Group	24	36,856	—	—	—	—	36,856	2.2%
Chartwell	41	34,152	—	—	—	—	34,152	2.1%
Remaining	843	197,249	160,330	403,080	—	92,172	852,831	51.9%
Total	1,594	$605,268	$386,148	$403,080	$157,612	$93,260	$1,645,368	100.0%

By Country:
United States	1,339	$402,558	$307,312	$403,080	$157,612	$85,871	$1,356,433	82.4%
United Kingdom	114	76,600	75,060	—	—	—	151,660	9.2%
Canada	141	126,110	3,776	—	—	7,389	137,275	8.4%
Total	1,594	$605,268	$386,148	$403,080	$157,612	$93,260	$1,645,368	100.0%

By MSA:
Los Angeles	67	$58,490	$18,693	$31,258	$—	$—	$108,441	6.6%
Dallas	58	21,299	21,417	30,416	760	3,949	77,841	4.7%
New York	76	36,625	2,848	29,087	5,228	3,196	76,984	4.7%
Greater London	47	52,024	17,535	—	—	—	69,559	4.2%
Washington D.C.	40	25,624	1,420	6,949	15,753	3,498	53,244	3.2%
Philadelphia	45	6,008	1,537	23,022	19,471	553	50,591	3.1%
Houston	32	5,840	3,272	27,881	—	—	36,993	2.2%
San Diego	18	18,334	6,438	7,231	—	2,725	34,728	2.1%
San Francisco	20	19,584	10,128	—	4,385	—	34,097	2.1%
Montréal	21	33,171	—	—	—	—	33,171	2.0%
Chicago	42	10,071	5,710	5,366	9,801	—	30,948	1.9%
Charlotte	25	—	9,662	21,052	—	—	30,714	1.9%
Minneapolis	20	(811)	15,250	14,200	—	—	28,639	1.7%
Toronto	24	27,456	—	—	—	—	27,456	1.7%
Seattle	27	7,927	3,130	14,756	1,335	—	27,148	1.6%
Raleigh	12	4,806	17,391	1,021	—	—	23,218	1.4%
Baltimore	19	3,429	—	11,864	3,998	3,029	22,320	1.4%
Miami	36	1,302	—	15,707	5,217	—	22,226	1.4%
Atlanta	23	733	—	18,675	1,807	—	21,215	1.3%
Birmingham, UK	15	8,665	10,938	—	—	—	19,603	1.2%
Remaining	927	264,691	240,779	144,595	89,857	76,310	816,232	49.6%
Total	1,594	$605,268	$386,148	$403,080	$157,612	$93,260	$1,645,368	100.0%

Notes:
(1) Represents current quarter annualized In-Place NOI. See page 22 for reconciliation.

Portfolio

(dollars, units and occupancy at Welltower pro rata ownership; dollars in thousands)
Seniors Housing Operating

Total Portfolio Performance(1)	2Q20	3Q20	4Q20	1Q21	2Q21
Properties	578	563	607	608	630
Units	56,822	55,498	58,370	58,185	59,670
Total occupancy	80.7%	77.9%	76.0%	72.7%	73.0%
Total revenues	$752,586	$726,133	$703,039	$711,118	$728,235
Operating expenses	573,042	550,755	539,465	539,058	584,484
NOI	$179,544	$175,378	$163,574	$172,060	$143,751
Recurring cap-ex	$11,042	$11,851	$14,356	$7,255	$14,448
Other cap-ex	$26,445	$27,577	$27,728	$13,413	$31,794

Same Store Performance(2)	2Q20	3Q20	4Q20	1Q21	2Q21
Properties	528	528	528	528	528
Occupancy	81.0%	78.4%	76.9%	73.9%	74.3%
Same store revenues	$698,084	$680,472	$665,011	$641,296	$653,143
Compensation	317,301	312,291	304,352	306,689	306,825
Utilities	25,620	28,551	28,359	30,297	26,693
Food	25,965	24,983	25,578	23,418	23,975
Repairs and maintenance	13,556	16,849	17,311	17,300	18,640
Property taxes	26,227	26,849	25,281	27,238	26,545
All other	121,339	104,425	116,466	111,762	111,930
Same store operating expenses	530,008	513,948	517,347	516,704	514,608
Same store NOI	$168,076	$166,524	$147,664	$124,592	$138,535
NOI margin	24.1%	24.5%	22.2%	19.4%	21.2%
Year over year NOI growth rate					(17.6)%

Partners	Properties(3)	Pro Rata Units(3)	Welltower Ownership %(4)	Core Markets	2Q21 NOI	% of Total
Sunrise Senior Living	176	14,039	99.3%	Southern California	$20,874	14.5%
Revera	85	8,351	75.0%	Greater London	12,779	8.9%
Belmont Village	21	2,804	95.0%	Northern California	12,500	8.7%
Senior Resource Group	24	3,268	62.1%	Montréal	8,207	5.7%
Chartwell Retirement Residences	41	4,393	50.3%	New York / New Jersey	8,105	5.6%
Brandywine Living	29	2,791	99.7%	Washington D.C.	7,243	5.0%
Pegasus Senior Living	36	3,872	98.6%	Toronto	6,781	4.7%
Cogir	18	2,924	88.8%	Boston	3,486	2.4%
Clover Management	33	3,630	90.0%	Ottawa	3,345	2.3%
Oakmont Senior Living	9	733	100.0%	Birmingham, UK	2,164	1.5%
Sagora Senior Living	14	1,483	66.6%	Seattle	1,966	1.4%
Signature Senior Lifestyle	11	758	75.0%	Vancouver	1,734	1.2%
Balfour Senior Living	7	675	95.0%	Manchester, UK	1,518	1.1%
Frontier Management	53	3,108	92.5%	Core Markets	90,702	63.0%
Remaining	66	6,710		All Other	53,049	37.0%
Total	623	59,539		Total	$143,751	100.0%
Notes:
(1) Properties, units and occupancy exclude land parcels and properties under development.
(2) See pages 22 and 23 for reconciliation.
(3) Represents In-Place Portfolio.
(4) Welltower ownership percentage weighted based on In-Place NOI. See page 22 for reconciliation.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
New Supply in Our US Seniors Housing Operating Portfolio
We have strategically acquired and developed properties in major US metro markets that benefit from population growth and density, affluence, job growth, and higher barriers to entry. New supply in a 3-mile ring around our properties potentially impacts just 1.7% of our total annualized In-Place NOI (IPNOI).

3-Mile Ring(1)
	Welltower				Welltower
MSA	Prop. / Units	Annualized IPNOI(2)	% of US SHO Portfolio	Prop. / Units Under Construction(3)	Prop. / Units Potentially Impacted	IPNOI Potentially Impacted(4)	5 Year Total Pop. Growth(5)	5 Year 75+ Pop. Growth(5)	Avg. Pop. Density(6)	Household Income(7)	Housing Value(7)	Est. Net Annual Inventory Growth(8)		Est. Annual Job Growth(9)
Los Angeles	31 / 3,678	$58,490	14.5%	6 / 1,135	6 / 598	$4,892	1.7%	10.9%	6,807	$100,862	$1,042,035	1.8%		8.6%
New York	32 / 2,757	36,625	9.1%	2 / 519	3 / 263	1,889	-0.1%	4.8%	3,990	119,267	549,240	0.7%		10.7%
Washington D.C.	14 / 1,571	25,624	6.4%	4 / 668	6 / 820	2,509	3.1%	11.7%	5,377	137,375	713,342	1.6%		3.6%
Dallas	22 / 2,921	21,299	5.3%	1 / 229	1 / 214	128	7.7%	29.4%	3,196	79,339	339,677	1.7%		7.4%
San Francisco	13 / 1,623	19,584	4.9%	—	—	—	3.2%	11.3%	9,023	131,187	1,186,392	(0.6)%		6.1%
San Diego	8 / 1,033	18,334	4.6%	—	—	—	2.7%	15.1%	4,617	112,683	968,370	(0.3)%		9.3%
Boston	12 / 832	13,574	3.4%	—	—	—	2.5%	7.2%	3,084	131,937	780,148	(1.0)%		10.6%
Sacramento	7 / 598	12,476	3.1%	—	—	—	3.5%	12.5%	3,715	92,582	518,299	0.3%		7.5%
Denver	5 / 735	10,990	2.7%	5 / 710	2 / 366	3,603	7.1%	25.8%	5,108	81,798	581,288	1.2%		8.0%
Boulder, CO	6 / 518	10,770	2.7%	—	—	—	6.1%	29.3%	2,031	101,769	695,001	N/A		4.3%
Chicago	18 / 1,947	10,071	2.5%	1 / 177	1 / 131	805	-0.3%	8.9%	3,102	99,060	349,438	1.3%		7.3%
San Jose	4 / 480	8,269	2.1%	1 / 41	1 / 137	440	3.0%	12.0%	6,782	145,204	1,505,838	(2.4)%		5.4%
Seattle	14 / 1,415	7,927	2.0%	3 / 281	4 / 435	637	6.4%	19.8%	5,039	103,069	663,121	1.1%		7.3%
Charlottesville, VA	1 / 302	7,757	1.9%	—	—	—	2.9%	10.2%	2,100	58,803	375,962	N/A		5.3%
Buffalo	10 / 1,254	7,508	1.9%	—	—	—	0.0%	3.1%	2,791	73,386	190,759	(0.6)%		17.4%
San Antonio	4 / 1,075	6,719	1.7%	1 / 112	1 / 162	679	8.7%	29.7%	2,419	68,936	272,597	(0.5)%		8.5%
Philadelphia	12 / 972	6,008	1.5%	2 / 337	2 / 177	526	0.9%	4.6%	2,106	110,291	394,676	0.1%		10.4%
Houston	10 / 953	5,840	1.5%	2 / 230	2 / 241	2,496	7.4%	25.9%	3,465	80,630	376,426	3.9%		4.8%
Santa Rosa, CA	4 / 511	5,315	1.3%	—	—	—	1.1%	6.7%	2,032	82,841	729,913	N/A		8.3%
Vallejo, CA	4 / 576	4,891	1.2%	—	—	—	2.7%	10.2%	3,209	83,265	477,226	N/A		6.3%
Raleigh	2 / 250	4,806	1.2%	1 / 138	1 / 176	1,829	6.4%	25.6%	3,214	93,995	331,133	2.8%		9.8%
Trenton, NJ	2 / 207	4,687	1.2%	1 / 120	1 / 112	1,824	1.3%	7.9%	812	126,630	489,925	N/A		6.1%
Salisbury, MD	2 / 214	4,665	1.2%	—	—	—	8.0%	10.1%	654	76,355	424,518	N/A		19.9%
Las Vegas	4 / 700	4,651	1.2%	—	—	—	5.5%	15.2%	6,231	53,260	278,585	2.1		21.4%
Santa Maria, CA	1 / 363	4,403	1.1%	—	—	—	1.5%	5.1%	2,253	121,828	945,988	N/A		8.6%
Total - Top 25	242 / 27,485	$321,283	79.8%	30 / 4,697	31 / 3,832	$22,257	3.1%	13.4%	4,351	$105,284	$726,839	0.7%		8.3%
All Other US SHO Markets	185 / 18,162	81,275	20.2%	17 / 2,151	19 / 2,461	5,619	2.9%	11.0%	2,132	79,112	334,601
Total US SHO	427 / 45,647	$402,558	100.0%	47 / 6,848	50 / 6,293	$27,876	3.0%	12.3%	3,400	$99,176	$635,289

% of Total IPNOI						1.7%
US National Average							2.9%	10.8%	94	$67,761	$254,824	1.0%	(10)	8.6%

Notes:
(1) Based on historical drawing patterns in our portfolio, a 3-mile ring is appropriate for most urban markets, which accounts for the vast majority of our portfolio. A 5-mile ring is appropriate for most suburban markets. A larger ring is appropriate for rural markets. Each market is unique due to population density, town lines, geographic barriers, and roads/infrastructure. In the interest of simplicity, we have applied a 3-mile competitive ring to all of our properties given the preponderance of urban locations. We have also included a sensitivity with a 5-mile ring.
(2) Represents annualized IPNOI. See pages 2 and 22 for a reconciliation.
(3) Construction data provided by NIC, reflects competitive seniors housing properties within 3 miles of Welltower SHO properties for US markets.
(4) Reflects annualized IPNOI for Welltower SHO properties within 3 miles of new construction for the component of our project that potentially competes with the project under construction.
(5) Total population and 75+ population growth data represents simple averages of Claritas estimates for 2021-2026.
(6) Average population density data represents average population per square mile within a 3-mile ring based on 2021 Claritas estimates.
(7) Household income and household value data are medians weighted by IPNOI.
(8) NIC MAP Data and Analysis Service, 2Q21. Net inventory growth is calculated at the MSA level based on historical deletions from inventory and a 5-6 quarter construction period to reflect our urban locations. Total - Top 25 Net Inventory Growth weighted by IPNOI.
(9) Annual job growth data represents MSA level growth from May 2020 - May 2021 per Bureau of Labor Statistics. Total - Top 25 Estimated Annual Job Growth weighted by IPNOI.
(10) Reflects net inventory growth for NIC Top 99 Markets.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
New Supply in Our US Seniors Housing Operating Portfolio
We have strategically acquired and developed properties in major US metro markets that benefit from population growth and density, affluence, job growth, and high barriers to entry. New supply in a 5-mile ring around our properties potentially impacts just 3.4% of our total annualized In-Place NOI (IPNOI).

5-Mile Ring(1)
	Welltower				Welltower
MSA	Prop. / Units	Annualized IPNOI(2)	% of US SHO Portfolio	Prop. / Units Under Construction(3)	Prop. / Units Potentially Impacted	IPNOI Potentially Impacted(4)	5 Year Total Pop. Growth(5)	5 Year 75+ Pop. Growth(5)	Avg. Pop. Density(6)	Household Income(7)	Housing Value(7)	Est. Net Annual Inventory Growth(8)		Est. Annual Job Growth(9)
Los Angeles	31 / 3,678	$58,490	14.5%	8 / 1,491	13 / 1,586	$8,225	1.8%	11.4%	6,609	$95,067	$970,102	1.8%		8.6%
New York	32 / 2,757	36,625	9.1%	3 / 651	5 / 393	3,008	0.1%	4.8%	3,937	114,327	530,624	0.7%		10.7%
Washington D.C.	14 / 1,571	25,624	6.4%	6 / 876	11 / 1,277	3,342	3.5%	12.3%	5,367	128,657	684,557	1.6%		3.6%
Dallas	22 / 2,921	21,299	5.3%	6 / 896	6 / 817	2,156	7.6%	28.9%	2,872	77,227	332,882	1.7%		7.4%
San Francisco	13 / 1,623	19,584	4.9%	2 / 159	2 / 225	208	3.2%	11.5%	7,684	131,708	1,130,549	(0.6)%		6.1%
San Diego	8 / 1,033	18,334	4.6%	—	—	—	2.9%	13.7%	4,300	108,618	866,944	(0.3)%		9.3%
Boston	12 / 832	13,574	3.4%	1 / 156	2 / 114	—	2.5%	7.3%	3,015	124,028	710,891	(1.0)%		10.6%
Sacramento	7 / 598	12,476	3.1%	—	—	—	3.4%	13.2%	3,482	90,839	491,273	0.3%		7.5%
Denver	5 / 735	10,990	2.7%	6 / 791	4 / 529	7,438	6.9%	24.4%	4,785	80,354	523,295	1.2%		8.0%
Boulder, CO	6 / 518	10,770	2.7%	—	—	—	6.5%	26.5%	1,411	107,077	679,682	N/A		4.3%
Chicago	18 / 1,947	10,071	2.5%	3 / 404	3 / 371	1,026	-0.4%	9.6%	2,958	103,542	364,513	1.3%		7.3%
San Jose	4 / 480	8,269	2.1%	2 / 154	2 / 280	3,524	3.0%	12.0%	5,784	146,128	1,494,081	(2.4)%		5.4%
Seattle	14 / 1,415	7,927	2.0%	4 / 417	5 / 505	1,170	6.5%	21.7%	4,543	106,103	666,766	1.1%		7.3%
Charlottesville, VA	1 / 302	7,757	1.9%	—	—	—	4.0%	12.9%	1,491	74,576	377,174	N/A		5.3%
Buffalo	10 / 1,254	7,508	1.9%	—	—	—	-0.2%	3.2%	2,516	69,327	180,286	(0.6)%		17.4%
San Antonio	4 / 1,075	6,719	1.7%	2 / 152	1 / 162	1,140	8.5%	28.8%	2,283	70,363	255,377	(0.5)%		8.5%
Philadelphia	12 / 972	6,008	1.5%	3 / 421	4 / 339	1,281	0.8%	4.8%	2,305	95,562	352,156	0.1%		10.4%
Houston	10 / 953	5,840	1.5%	4 / 634	4 / 641	3,905	7.6%	28.9%	3,458	79,257	303,902	3.9%		4.8%
Santa Rosa, CA	4 / 511	5,315	1.3%	—	—	—	1.3%	7.7%	1,127	85,680	739,848	N/A		8.3%
Vallejo, CA	4 / 576	4,891	1.2%	—	—	—	2.6%	10.7%	1,938	94,563	504,925	N/A		6.3%
Raleigh	2 / 250	4,806	1.2%	1 / 138	1 / 176	1,829	7.2%	31.8%	2,682	101,868	370,229	2.8%		9.8%
Trenton, NJ	2 / 207	4,687	1.2%	2 / 218	1 / 112	1,824	0.5%	8.0%	1,068	124,877	467,344	N/A		6.1%
Salisbury, MD	2 / 214	4,665	1.2%	—	—	—	7.5%	9.7%	568	78,759	387,428	N/A		19.9%
Las Vegas	4 / 700	4,651	1.2%	—	—	—	5.8%	17.3%	5,875	52,236	278,145	2.1		21.4%
Santa Maria, CA	1 / 363	4,403	1.1%	—	—	—	2.0%	6.1%	1,741	104,620	962,329	N/A		8.6%
Total - Top 25	242 / 27,485	$321,283	79.8%	53 / 7,558	64 / 7,527	$40,076	3.1%	13.7%	4,069	$102,371	$685,768	0.7%		8.3%
All Other US SHO Markets	185 / 18,162	81,275	20.2%	34 / 4,930	36 / 4,344	15,607	2.8%	11.3%	1,822	72,239	315,087
Total US SHO	427 / 45,647	$402,558	100.0%	87 / 12,488	100 / 11,871	$55,683	3.0%	12.7%	3,106	$95,338	$599,251

% of Total IPNOI						3.4%
US National Average							2.9%	10.8%	94	$67,761	$254,824	1.0%	(10)	8.6%

Notes:
(1) Based on historical drawing patterns in our portfolio, a 3-mile ring is appropriate for most urban markets, which accounts for the vast majority of our portfolio. A 5-mile ring is appropriate for most suburban markets. A larger ring is appropriate for rural markets. Each market is unique due to population density, town lines, geographic barriers, and roads/infrastructure. In the interest of simplicity, we have applied a 3-mile competitive ring to all of our properties given the preponderance of urban locations. We have also included a sensitivity with a 5-mile ring.
(2) Represents annualized IPNOI. See pages 2 and 22 for a reconciliation.
(3) Construction data provided by NIC, reflects competitive seniors housing properties within 5 miles of Welltower SHO properties for US markets.
(4) Reflects annualized IPNOI for Welltower SHO properties within 5 miles of new construction for the component of our project that potentially competes with the project under construction.
(5) Total population and 75+ population growth data represents simple averages of Claritas estimates for 2021-2026.
(6) Average population density data represents average population per square mile within a 5-mile ring based on 2021 Claritas estimates.
(7) Household income and household value data are medians weighted by IPNOI.
(8) NIC MAP Data and Analysis Service, 2Q21. Net inventory growth is calculated at the MSA level based on historical deletions from inventory and a 5-6 quarter construction period to reflect our urban locations. Total - Top 25 Net Inventory Growth weighted by IPNOI.
(9) Annual job growth data represents MSA level growth from May 2020 - May 2021 per Bureau of Labor Statistics. Total -Top 25 Estimated Annual Job Growth weighted by IPNOI.
(10) Reflects net inventory growth for NIC Top 99 Markets.

Portfolio

(Currency amounts in thousands, except per unit and REVPOR. Company amounts at Welltower pro rata ownership. DNA = data not available.)

Seniors Housing Operating Quality Indicators

	US Portfolio(1,3,4)	Industry Benchmarks(2)
Property age	18	21
5 year total population growth	3.0%	2.9%
5 year 75+ population growth	12.3%	10.8%
Housing value	$635,289	$254,824
Household income	$99,176	$67,761
REVPOR	$6,242	$5,202
SS REVPOR growth	1.2%	1.4%
SSNOI per unit	$11,632	$16,505
SSNOI growth	(19.4)%	DNA

	UK Portfolio(1,3,4)	Industry Benchmarks(5)
Property age	11	25
Units per property	82	41
5 year total population growth	2.7%	2.4%
5 year 75+ population growth	16.0%	17.9%
Housing value	£391,889	£250,341
REVPOR	£7,164	£3,783
SS REVPOR growth	4.1%	4.1%
SSNOI per unit	£13,045	£9,680
SSNOI growth	33.0%	DNA

	Canadian Portfolio(1,3,4)	Industry Benchmarks(6)
5 year total population growth	5.7%	5.5%
5 year 75+ population growth	18.9%	22.2%
Housing value	$540,421	$474,236
Household income	$110,942	$104,603
REVPOR	$3,772	$2,962
SS REVPOR growth	2.2%	2.8%
SSNOI per unit	$9,785	DNA
SSNOI growth	(25.2)%	DNA

Notes:
(1) Property age, housing value and household income are NOI weighted as of June 30, 2021. The median housing value and household income is used for the US, and the average housing value and household income is used for the UK and Canada. Housing value, household income and population growth are based on a 3-mile radius. Growth figures represent performance of Welltower's same store portfolio for current quarter. See page 24 for reconciliations.
(2) Property age, REVPOR and REVPOR growth per 2Q21 NIC MAP for Majority AL Properties in the primary and secondary markets; AMR is used as a proxy for REVPOR; population growth reflects 2021-2026 Claritas projections; housing value and household income are the US median per Claritas 2021; NOI per unit per The State of Seniors Housing 2020 and represents 2019 results.
(3) REVPOR is based on total 2Q21 results. See page 24 for reconciliation.
(4) SSNOI per unit represents the SSNOI per unit available based on trailing four quarters for those properties in the portfolio for 15 months preceding the end of the current portfolio performance period. SSNOI per unit for UK portfolio in GBP calculated by taking SSNOI per unit in USD divided by a standardized GBP/USD rate of 1.38. SSNOI per unit for Canadian portfolio in CAD calculated by taking SSNOI per unit in USD divided by a standardized USD/CAD rate of 1.2658. See page 24 for reconciliation.
(5) Property age, units per property, REVPOR, REVPOR growth and NOI per Unit derived from LaingBuisson, Care of Older People UK Market Report 31st Edition; population growth reflects 2021-2026 Experian projections; housing value represents UK average per Experian 2019.
(6) Population growth reflects 2019-2024 Environics projection; housing value and household income represents Canadian average per Environics WealthScapes 2020; REVPOR and REVPOR growth are calculated weighted averages from 2020 CMHC Seniors Housing reports from each province.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
Payment Coverage Stratification
	EBITDARM Coverage(1)					EBITDAR Coverage(1)
% of In-Place NOI	Seniors Housing Triple-net	Long-Term/ Post- Acute Care	Total	Weighted Average Maturity	Number of Leases	Seniors Housing Triple-net	Long-Term/ Post- Acute Care	Total	Weighted Average Maturity	Number of Leases
<0.85x	6.2%	0.1%	6.3%	8	9	12.7%	0.1%	12.8%	6	11
0.85x - 0.95x	2.9%	—%	2.9%	1	1	1.3%	2.2%	3.5%	11	4
0.95x - 1.05x	4.3%	—%	4.3%	7	2	2.0%	0.6%	2.6%	7	3
1.05x - 1.15x	2.3%	2.2%	4.5%	9	4	—%	0.1%	0.1%	2	1
1.15x - 1.25x	0.3%	0.6%	0.9%	8	2	5.6%	—%	5.6%	11	3
1.25x - 1.35x	0.8%	0.1%	0.9%	6	2	—%	—%	—%	11	—
>1.35x	4.8%	1.8%	6.6%	12	6	—%	1.8%	1.8%	—	4
Total	21.6%	4.8%	26.4%	8	26	21.6%	4.8%	26.4%	8	26

Revenue and Lease Maturity(2)

Year	Seniors Housing Triple-net	Outpatient Medical	Health System	Long-Term / Post-Acute Care	Interest Income	Total Revenues	% of Total
2021	$—	$21,349	$—	$—	$2,506	$23,855	2.1%
2022	—	47,750	—	2,913	4,970	55,633	4.8%
2023	1,642	49,234	—	840	6,756	58,472	5.0%
2024	11,431	59,857	—	—	15,396	86,684	7.5%
2025	4,917	28,774	—	—	2,364	36,055	3.1%
2026	60,769	35,791	—	9,631	99,054	205,245	17.7%
2027	29,266	25,077	—	—	197	54,540	4.7%
2028	4,527	25,020	—	16,839	2,523	48,909	4.2%
2029	31,393	21,017	—	—	562	52,972	4.6%
2030	15,236	35,737	—	26,985	137	78,095	6.7%
Thereafter	154,646	99,743	157,354	43,046	3,917	458,706	39.6%
	$313,827	$449,349	$157,354	$100,254	$138,382	$1,159,166	100.0%

Weighted Avg Maturity Years	9	6	12	9	3	8

Notes:
(1) Represents trailing twelve month coverage metrics as of March 31, 2021 for stable portfolio only. Agreements included represent 91% of total Seniors Housing Triple-net and Long-Term/Post-Acute Care In-Place NOI. See page 22 for a reconciliation. Agreements with mixed units use the predominant type based on investment balance.
(2) Excludes all land parcels, developments and investments held for sale. Rental income represents annualized cash base rent for effective lease agreements. The amounts are derived from the current contracted monthly cash base rent, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges, the amortization of above/below market lease intangibles or other non cash income. Interest income represents contractual rate of interest for loans, net of collectability reserves if applicable.

Portfolio

(dollars, square feet and occupancy at Welltower pro rata ownership; dollars in thousands except per square feet)
Outpatient Medical
Total Portfolio Performance(1)	2Q20	3Q20	4Q20	1Q21	2Q21
Properties	373	359	357	357	360
Square feet	19,878,423	19,150,586	17,315,776	16,917,791	17,291,495
Occupancy	94.1%	94.0%	94.5%	94.4%	94.8%
Total revenues	$178,695	$170,733	$166,679	$157,162	$160,514
Operating expenses	50,855	52,312	50,231	47,764	46,184
NOI	$127,840	$118,421	$116,448	$109,398	$114,330
Revenues per square foot	$35.96	$35.66	$38.50	$37.16	$37.13
NOI per square foot	$25.72	$24.73	$26.90	$25.87	$26.45
Recurring cap-ex	$6,537	$7,592	$7,278	$4,178	$5,978
Other cap-ex	$9,644	$8,946	$6,169	$2,376	$2,014

Same Store Performance(2)	2Q20	3Q20	4Q20	1Q21	2Q21
Properties	350	350	350	350	350
Occupancy	94.9%	94.9%	94.9%	94.6%	94.8%
Same store revenues	$138,965	$142,570	$143,688	$145,915	$145,049
Same store operating expenses	41,686	45,651	43,788	46,037	45,608
Same store NOI	$97,279	$96,919	$99,900	$99,878	$99,441
NOI margin	70.0%	68.0%	69.5%	68.4%	68.6%
Year over year NOI growth rate					2.2%

Portfolio Diversification by Tenant(4)	Rental Income	% of Total	Quality Indicators
Kelsey-Seybold	$24,945	5.6%	Health system affiliated properties as % of NOI(3)	92.2%
Virtua	15,079	3.4%	Health system affiliated tenants as % of rental income(3)	65.5%
Novant Health	13,664	3.0%	Retention (trailing twelve months)(3)	89.1%
Baylor Scott & White	13,438	3.0%	In-house managed properties as % of square feet(3,4)	88.5%
Providence Health & Services	13,418	3.0%	Average remaining lease term (years)(3)	6.0
Remaining portfolio	368,805	82.0%	Average building size (square feet)(3)	60,893
Total	$449,349	100.0%	Average age (years)	16

Expirations(3)	2021	2022	2023	2024	2025	Thereafter
Occupied square feet	727,848	1,635,493	1,789,276	2,024,711	1,044,442	9,019,290
% of occupied square feet	4.5%	10.1%	11.0%	12.5%	6.4%	55.5%

Notes:
(1) Property count, occupancy, square feet and per square foot metrics exclude properties under development and all land parcels. Per square foot amounts are annualized.
(2) Includes 350 same store properties representing 16,566,764 square feet. See pages 22 and 23 for reconciliation.
(3) Excludes all land parcels, developments and investments held for sale. Rental income represents annualized cash base rent for effective lease agreements. The amounts are derived from the current contracted monthly cash base rent, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges, the amortization of above/below market lease intangibles or other non cash income. Retention includes month-to-month tenants retained.
(4) Excludes tenant managed properties.

Investment

(dollars in thousands at Welltower pro rata ownership)
Relationship Investment History

Detail of Acquisitions/JVs(1)
	2017	2018	2019	2020	1Q21	2Q21	17-21 Total
Count	18	15	27	12	6	8	86
Total	$742,020	$3,788,261	$4,073,554	$910,217	$209,413	$503,362	$10,226,827
Low	7,310	4,950	7,550	6,201	5,000	13,650	4,950
Median	24,025	73,727	38,800	48,490	12,824	41,785	37,195
High	149,400	2,481,723	1,250,000	235,387	132,124	158,729	2,481,723

Investment Timing
	Acquisitions and Loan Funding(2)	Yield	Construction Conversions(4)	Yield	Dispositions and Loan Payoffs	Yield
April	$1,049,642	10.0%	$78,546	10.0%	$216,641	8.4%
May	2,604	6.0%	15,393	9.3%	69,211	1.8%
June	325,023	5.4%	101,867	7.6%	255,621	8.3%
Total	$1,377,269	8.9%	$195,806	8.7%	$541,473	7.5%

Notes:
(1) Includes non-yielding asset acquisitions.
(2) Excludes land acquisitions.
(3) Includes advances for non-real estate loans and excludes advances for development loans.
(4) Includes expansion conversions.

Investment

(dollars in thousands at Welltower pro rata ownership, except per bed / unit / square foot)
Gross Investment Activity

	Second Quarter 2021
	Properties	Beds / Units / Square Feet		Investment Per Bed / Unit / SqFt	Pro Rata Amount	Yield
Acquisitions and Loan Funding(1)
Seniors Housing Operating	27	2,087	units	$148,872	$242,293
Seniors Housing Triple-net	3	476	units	215,000	102,340
Outpatient Medical	2	308,277	sf	563	158,729
Loan funding					873,907
Total acquisitions and loan funding(2)	32				1,377,269	8.9%

Development Funding(3)
Development projects:
Seniors Housing Operating	33	4,536	units		112,106
Seniors Housing Triple-net	6	551	units		15,199
Outpatient Medical	5	339,058	sf		12,114
Total development projects	44				139,419
Expansion projects:
Seniors Housing Operating	1	86	units		1,095
Outpatient Medical	1	17,159	sf		1,258
Total expansion projects	2				2,353

Total development funding	46				141,772	7.4%

Total gross investments					1,519,041	8.8%

Dispositions and Loan Payoffs(4)
Seniors Housing Operating	8	575	units	68,445	31,192
Health System	8	1,099	units	53,798	47,299
Long-Term/Post-Acute Care	3	172	beds	436,047	75,000
Loan payoffs					387,982
Total dispositions and loan payoffs(5)	19				541,473	7.5%

Net investments (dispositions)					$977,568

Notes:
(1) Acquisitions represent purchase price excluding accounting adjustments pursuant to U.S. GAAP for all consolidated and unconsolidated property acquisitions and pro rata amounts include joint venture real estate loans receivable. Loan advances represent cash funded for real estate and non-real estate loans receivable, excluding development loans.
(2) Acquisition yields represents annualized contractual or projected cash rent/NOI to be generated divided by investment amount, excluding land parcels. Loan funding yield represents annualized contractual interest divided by investment amount.
(3) Amounts represent cash funded and capitalized interest for all developments/expansions including construction in progress, loans and in-substance real estate. Yield represents projected annualized cash rent/NOI to be generated upon conversion/stabilization divided by commitment amount.
(4) Amounts represent proceeds received for loan payoffs and consolidated and unconsolidated property sales.
(5) Yield represents annualized cash rent/interest/NOI that was being generated pre-disposition divided by proceeds. Pro rata amounts include joint venture real estate loans receivable.

Investment

(dollars in thousands, except per bed / unit / square foot, at Welltower pro rata ownership)
Gross Investment Activity

	Year-To-Date 2021
	Properties	Beds / Units / Square Feet		Investment Per Bed / Unit / SqFt	Pro Rata Amount	Yield
Acquisitions and Loan Funding(1)
Seniors Housing Operating	28	2,140	units	$147,521	$247,293
Seniors Housing Triple-net	13	1,421	units	200,110	284,356
Outpatient Medical	3	347,419	sf	540	172,726
Health System	1	48	units	218,750	8,400
Loan funding					911,452
Total acquisitions and loan funding(2)	45				1,624,227	8.5%

Development Funding(3)
Development projects:
Seniors Housing Operating	33	4,948	units		186,886
Seniors Housing Triple-net	8	718	units		51,052
Outpatient Medical	7	339,339	sf		21,676
Total development projects	48				259,614
Expansion projects:
Seniors Housing Operating	1	86	units		1,674
Outpatient Medical	1	17,159	sf		1,941
Total expansion projects	2				3,615

Total development funding	50				263,229	7.3%

Total gross investments					1,887,456	8.4%

Dispositions and Loan Payoffs(4)
Seniors Housing Operating	12	1,103	units	96,939	88,693
Outpatient Medical	8	534,194	sf	365	158,878
Health System	8	1,099	units	53,798	47,299
Long-Term/Post-Acute Care	3	172	beds	436,047	75,000
Loan payoffs					387,982
Total dispositions and loan payoffs(5)	31				757,852	6.9%

Net investments (dispositions)					$1,129,604

Notes:
(1) Acquisitions represent purchase price excluding accounting adjustments pursuant to U.S. GAAP for all consolidated and unconsolidated property acquisitions and pro rata amounts include joint venture real estate loans receivable. Loan advances represent cash funded for real estate and non-real estate loans receivable, excluding development loans.
(2) Acquisition yields represents annualized contractual or projected cash rent/NOI to be generated divided by investment amount, excluding land parcels. Loan funding yield represents annualized contractual interest divided by investment amount.
(3) Amounts represent cash funded and capitalized interest for all developments/expansions including construction in progress, loans and in-substance real estate. Yield represents projected annualized cash rent/NOI to be generated upon conversion/stabilization divided by commitment amount.
(4) Amounts represent proceeds received for loan payoffs and consolidated and unconsolidated property sales.
(5) Yield represents annualized cash rent/interest/NOI that was being generated pre-disposition divided by proceeds. Pro rata amounts include joint venture real estate loans receivable.

Investment

Property Acquisitions/ Joint Ventures Detail
Operator	Units	Location				MSA
Seniors Housing Operating
Chartwell Retirement Residences	564	950 Boulevard Lucille-Teasdale	Terrebonne	QC	CA	Montréal
Enclave Property Management	95	3783 S 16th St #112	Grand Forks	ND	US	Grand Forks, ND-MN
Oakmont Senior Living	111	1290 Santa Rosa Dr	Chula Vista	CA	US	San Diego
Pathway Senior Living	45	300 Lincoln Highway Road	Charleston	IL	US	Charleston-Mattoon, IL
Pathway Senior Living	46	1101 North Maple Street	Effingham	IL	US	Effingham, IL
Pathway Senior Living	46	315 Market Street	Fairfield	IL	US	No MSA
Pathway Senior Living	46	165 Ron Morse Drive	Harrisburg	IL	US	No MSA
Pathway Senior Living	47	1920 Brookstone Lane	Mattoon	IL	US	Charleston-Mattoon, IL
Pathway Senior Living	46	2008 South 9th Street	Mattoon	IL	US	Charleston-Mattoon, IL
Pathway Senior Living	46	1110 North East Street	Olney	IL	US	No MSA
Pathway Senior Living	46	146 Brookstone Lane	Paris	IL	US	No MSA
Pathway Senior Living	46	300 Twin Lakes Drive	Rantoul	IL	US	Charleston-Mattoon, IL
Pathway Senior Living	42	1101 North Monroe Street	Robinson	IL	US	No MSA
Pathway Senior Living	46	1106 East Northline Road	Tuscola	IL	US	No MSA
Pathway Senior Living	46	1607 West Fillmore Street	Vandalia	IL	US	No MSA
Pathway Senior Living	18	505 West Temple Avenue	Effingham	IL	US	Effingham, IL
Pathway Senior Living	57	2320 Sonora Drive	Grove City	OH	US	Columbus
Pathway Senior Living	99	4650 East Galbraith Road	Cincinnati	OH	US	Cincinnati
Pathway Senior Living	52	800 Becks Knob Road	Lancaster	OH	US	Columbus
Pathway Senior Living	41	715 South Walnut Street	Marysville	OH	US	Columbus
Pathway Senior Living	47	500 Glenn Avenue	Washington Court House	OH	US	Washington Court House, OH
Pathway Senior Living	35	1301 North East Street	Olney	IL	US	No MSA
Pathway Senior Living	62	3495 McFarland Road	Rockford	IL	US	Rockford, IL
Pathway Senior Living	61	1440 Somonauk Street	Sycamore	IL	US	Chicago
Pathway Senior Living	85	2750 West Fair Avenue	Lancaster	OH	US	Columbus
Sparrow Partners	137	3013 Doryn Drive	Grand Prairie	TX	US	Dallas
Sunrise Senior Living	75	1419 Horsham Rd	North Wales	PA	US	Philadelphia
Total	2,087

Seniors Housing Triple-Net
StoryPoint Senior Living	151	13390 N. Illinois St	Carmel	IN	US	Indianapolis
StoryPoint Senior Living	164	12950 Tablick St	Fishers	IN	US	Indianapolis
StoryPoint Senior Living	161	6800 Central Blvd	Zionsville	IN	US	Indianapolis
Total	476

Health System	Sq. Ft
Atrium Health	189,044	1237 Harding Place	Charlotte	NC	US	Charlotte
Atrium Health	119,233	1225 Harding Place	Charlotte	NC	US	Charlotte
Total	308,277

(1) Please refer to the 2Q21 Welltower Facility Address List in the Investors section of our website for further details.

Investment

(dollars in thousands at Welltower pro rata ownership)
Development Summary(1)
	Unit Mix
Facility	Total	Independent Living	Assisted Living	Memory Care	Commitment Amount	Balance at 6/30/21	Estimated Conversion

Seniors Housing Operating
New York, NY	151	—	69	82	$98,125	$98,148	3Q21
Scarborough, ON	172	141	—	31	35,391	27,261	3Q21
Staten Island, NY	95	—	45	50	21,590	18,578	3Q21
Franklin Lakes, NY	88	—	51	37	16,921	14,213	3Q21
Fairfax, VA	84	—	51	33	16,658	12,702	3Q21
Mountain Lakes, NJ	90	—	57	33	15,063	11,874	3Q21
Hendon, UK	102	—	78	24	57,467	45,580	4Q21
Barnet, UK	100	—	76	24	53,636	38,716	4Q21
Beckenham, UK	100	—	76	24	48,770	41,784	4Q21
Redwood City, CA	90	—	56	34	19,465	17,080	4Q21
San Francisco, CA	214	11	170	33	110,905	106,945	1Q22
White Plains, NY	132	132	—	—	59,913	38,483	1Q22
Bellevue, WA	110	—	82	25	9,518	3,822	1Q22
New York, NY	528	400	92	36	145,864	138,820	2Q22
Georgetown, TX	188	188	—	—	35,961	5,295	2Q22
New Rochelle, NY	72	—	36	36	41,922	8,404	3Q22
Pflugerville, TX	196	196	—	—	39,224	4,846	3Q22
Sachse, TX	188	188	—	—	37,788	5,691	3Q22
Princeton, NJ	80	—	68	12	29,592	21,513	3Q22
Montreal, ON	247	247	—	—	16,575	4,542	3Q22
Montreal, ON	223	223	—	—	14,096	3,758	3Q22
McLean, VA	103	—	63	40	24,211	5,656	4Q22
Orange, CA	91	—	49	42	18,578	4,790	4Q22
Coral Gables, FL	91	—	55	36	18,225	4,513	4Q22
Livingston, NJ	103	—	77	26	17,375	3,163	4Q22
Berea, OH	120	120	—	—	13,441	3,801	4Q22
Painesville, OH	119	119	—	—	13,016	3,209	4Q22
Beaver, PA	116	116	—	—	12,766	3,209	4Q22
Vienna, VA	85	—	49	36	40,808	7,726	1Q23
New York, NY	160	—	76	84	79,400	37,792	2Q23
Subtotal	4,238	2,081	1,376	778	1,162,264	741,914

Seniors Housing Triple-net
Redhill, UK	76	—	46	30	21,952	16,710	3Q21
Leicester, UK	60	—	36	24	15,463	7,457	1Q22
London, UK	82	—	51	31	44,546	22,974	2Q22
Wombourne, UK	66	—	41	25	16,567	7,838	2Q22
Rugby, UK	76	—	51	25	21,141	5,545	4Q22
Raleigh, NC	191	151	40	—	141,853	19,131	2Q23
Subtotal	551	151	265	135	261,522	79,655

Outpatient Medical
		Rentable Square Ft	Preleased %	Health System Affiliation	Commitment Amount	Balance at 6/30/21	Estimated Conversion
Kalamazoo, MI		40,607	100%	Yes	14,267	9,709	3Q21
College Station, TX		25,200	100%	Yes	9,025	2,189	1Q22
Norman, OK		47,082	100%	Yes	21,707	745	3Q22
Tyler, TX		85,214	100%	Yes	34,750	3,536	4Q22
Subtotal		198,103			79,749	16,179

Total Development Projects					$1,503,535	$837,748

Note:
(1) Includes development projects (construction in progress, development loans and in-substance real estate) and excludes redevelopments and expansion projects. Commitment amount represents current balances plus capitalized interest and unfunded commitments to complete development.

Investment

(dollars in thousands at Welltower pro rata ownership)
Development Funding Projections(1)
				Projected Future Funding
	Projects	Beds / Units / Square Feet	Projected Yields(2)	2021 Funding	Funding Thereafter	Total Unfunded Commitments	Committed Balances
Seniors Housing Operating	30	4,238	7.5%	$199,047	$221,303	$420,350	$1,162,264
Seniors Housing Triple-net	6	551	7.2%	61,774	120,093	181,867	261,522
Outpatient Medical	4	198,103	6.2%	27,420	36,150	63,570	79,749
Total	40		7.4%	$288,241	$377,546	$665,787	$1,503,535

Development Project Conversion Estimates(1)
Quarterly Conversions			Annual Conversions
	Amount	Projected Yields(2)		Amount	Projected Yields(2)
1Q21 actual	$173,792	6.2%	2021 actual	$369,598	7.5%
2Q21 actual	195,806	8.7%	2021 estimate	419,305	8.4%
3Q21 estimate	239,967	7.8%	2022 estimate	822,169	6.7%
4Q21 estimate	179,338	9.2%	2023 estimate	262,061	7.9%
1Q22 estimate	204,824	6.7%	Total	$1,873,133	7.4%
2Q22 estimate	242,938	5.8%
3Q22 estimate	200,904	7.1%
4Q22 estimate	173,503	7.6%
1Q23 estimate	40,808	8.2%
2Q23 estimate	221,253	7.8%
Total	$1,873,133	7.4%

Unstabilized Properties
	03/31/2021 Properties	Stabilizations	Construction Conversions(3)	Acquisitions/ Dispositions	6/30/2021 Properties	Beds / Units
Seniors Housing Operating	31	(3)	3	2	33	4,766
Seniors Housing Triple-net	13	(1)	—	3	15	1,601
Long-Term/Post-Acute Care	—	—	—	—	—	—
Total	44	(4)	3	5	48	6,367

Occupancy	03/31/2021 Properties	Stabilizations	Construction Conversions(3)	Acquisitions/ Dispositions	Progressions	6/30/2021 Properties
0% - 50%	28	(1)	3	3	(5)	28
50% - 70%	12	(2)	—	2	3	15
70% +	4	(1)	—	—	2	5
Total	44	(4)	3	5	—	48

Occupancy	6/30/2021 Properties	Months In Operation	Revenues	% of Total Revenues(4)	Gross Investment Balance	% of Total Gross Investment
0% - 50%	28	7	$48,621	1.1%	$768,782	2.1%
50% - 70%	15	15	44,916	1.0%	504,626	1.4%
70% +	5	27	23,828	0.5%	205,450	0.6%
Total	48	11	$117,365	2.6%	$1,478,858	4.1%

Notes:
(1) Includes development projects (construction in progress, development loans and in-substance real estate) and excludes expansion projects.
(2) Actual yields may vary.
(3) Includes expansion and development loan conversions.
(4) Percent of total revenues based on current quarter annualized pro rata total revenues on page 16.

Financial

(dollars in thousands at Welltower pro rata ownership)
Components of NAV

Stabilized NOI		Pro rata beds/units/square feet
Seniors Housing Operating(1)	$605,268	59,541	units
Seniors Housing Triple-net	386,148	24,905	units
Outpatient Medical	403,080	17,164,549	square feet
Health System	157,612	19,048	units/beds
Long-Term/Post-Acute Care	93,260	7,987	beds
Total In-Place NOI(2)	1,645,368
Incremental stabilized NOI(3)	81,055
Total stabilized NOI	$1,726,423

Obligations
Lines of credit and commercial paper(4)	$—
Senior unsecured notes(4)	11,252,985
Secured debt(4)	3,074,655
Financing lease liabilities	110,906
Total debt	$14,438,546
Add (Subtract):
Other liabilities (assets), net(5)	$377,757
Cash and cash equivalents and restricted cash	(808,704)
Net obligations	$14,007,599

Other Assets
Land parcels	$197,716		Effective Interest Rate(8)
Real estate loans receivable(6)	1,086,061		7.9%
Non real estate loans receivable(7)	196,894		11.3%
Joint venture real estate loans receivables(9)	229,996		5.3%
Other investments(10)	10,450
Investments held for sale(11)	735,457
Development properties:(12)
Current balance	837,773
Unfunded commitments	667,715
Committed balances	$1,505,488
Projected yield	7.4%
Projected NOI	$111,406

Common Shares Outstanding(13)	423,958
Notes:
(1) Includes $6,792,000 attributable to our proportional share of income from unconsolidated management company investments.
(2) See page 22 for reconciliation.
(3) Represents incremental NOI from Seniors Housing Operating unstabilized properties.
(4) Represents principal amounts due and do not include unamortized premiums/discounts, deferred loan expenses or other fair value adjustments as reflected on the balance sheet. Includes $1,190,657,000 of foreign secured debt.
(5) Includes liabilities / (assets) that impact cash or NOI and excludes non real estate loans and non-cash items such as the following (in thousands):

Unearned revenues	$132,677
Below market tenant lease intangibles, net	32,631
Deferred taxes, net	(38,903)
In place lease intangibles, net	(41,113)
Other non-cash liabilities / (assets), net	6,644
Total non-cash liabilities/(assets), net	$91,936

(6) Represents $1,102,210,000 of real estate loans, excluding development loans and including completed in substance real estate developments and held to maturity debt securities, and net of $16,149,000 of credit allowances.
(7) Represents $347,938,000 of non-real estate loans, net of $151,045,000 of credit allowances.
(8) Average cash-pay interest rates are 7.9% and 1.9% for real estate and non-real estate loans, respectively. Rates exclude non-accrual/interest-free loans.
(9) Represents partners' share of Welltower loans made to our partners in select joint ventures, secured by their interest in the joint venture properties.
(10) Represents the fair value of Genesis Healthcare, Inc. stock investment based on closing stock price at June 30, 2021 and estimated fair value of a 3.4% ownership in a 34 property Seniors Housing Operating portfolio excluded from IPNOI.
(11) Represents expected proceeds from assets held for sale.
(12) See pages 13-14. Also includes expansion projects.
(13) Includes redeemable OP units.

Financial

(dollars in thousands at Welltower pro rata ownership)
Net Operating Income(1)

	2Q20	3Q20	4Q20	1Q21	2Q21
Revenues:
Seniors Housing Operating
Resident fees and services	$748,520	$725,043	$701,590	$708,026	$726,516
Interest income	88	113	313	1,125	859
Other income	3,978	977	1,136	1,967	860
Total revenues	752,586	726,133	703,039	711,118	728,235

Seniors Housing Triple-net
Rental income	111,749	92,572	115,604	57,328	108,612
Interest income	5,960	6,552	6,763	6,660	28,885
Other income	937	930	1,503	913	1,357
Total revenues	118,646	100,054	123,870	64,901	138,854

Outpatient Medical
Rental income	176,555	169,007	160,981	151,688	150,781
Interest income	461	760	4,226	3,538	4,731
Other income	1,679	966	1,472	1,936	5,002
Total revenues	178,695	170,733	166,679	157,162	160,514

Health System
Rental income	42,446	42,445	42,445	42,445	46,554
Total revenues	42,446	42,445	42,445	42,445	46,554

Long-Term/Post-Acute Care
Rental income	53,696	(46,789)	54,272	49,761	40,542
Interest income	9,560	9,325	9,794	8,256	3,973
Other income	(329)	190	9	186	—
Total revenues	62,927	(37,274)	64,075	58,203	44,515

Corporate
Other income	253	2,966	3,095	3,129	2,672
Total revenues	253	2,966	3,095	3,129	2,672

Total
Rental income	384,446	257,235	373,302	301,222	346,489
Resident fees and services	748,520	725,043	701,590	708,026	726,516
Interest income	16,069	16,750	21,096	19,579	38,448
Other income	6,518	6,029	7,215	8,131	9,891
Total revenues	1,155,553	1,005,057	1,103,203	1,036,958	1,121,344

Property operating expenses:
Seniors Housing Operating	573,042	550,755	539,465	539,058	584,484
Seniors Housing Triple-net	8,285	7,353	9,110	7,758	7,871
Outpatient Medical	50,855	52,312	50,231	47,764	46,184
Health System	20	20	20	20	54
Long-Term/Post-Acute Care	5,138	5,107	5,728	5,279	4,848
Corporate	—	1,718	1,663	1,654	2,174
Total property operating expenses	637,340	617,265	606,217	601,533	645,615

Net operating income:
Seniors Housing Operating	179,544	175,378	163,574	172,060	143,751
Seniors Housing Triple-net	110,361	92,701	114,760	57,143	130,983
Outpatient Medical	127,840	118,421	116,448	109,398	114,330
Health System	42,426	42,425	42,425	42,425	46,500
Long-Term/Post-Acute Care	57,789	(42,381)	58,347	52,924	39,667
Corporate	253	1,248	1,432	1,475	498
Net operating income	$518,213	$387,792	$496,986	$435,425	$475,729

Note:
(1) Please see discussion of Supplemental Reporting Measures on page 21. Includes amounts from investments sold or held for sale. NOI related to DownREITs included at 100%.

Financial

(dollars in thousands)
Leverage and EBITDA Reconciliations(1)
	Twelve Months Ended		Three Months Ended
	June 30, 2021		June 30, 2021
Net income (loss)	$668,205		$45,757
Interest expense	491,507		122,341
Income tax expense (benefit)	4,015		(2,221)
Depreciation and amortization	983,576		240,885
EBITDA	2,147,303		406,762
Loss (income) from unconsolidated entities	650		7,976
Stock-based compensation(2)	24,278		4,757
Loss (gain) on extinguishment of debt, net	97,769		55,612
Loss (gain) on real estate dispositions, net	(773,516)		(44,668)
Impairment of assets	79,890		23,692
Provision for loan losses	93,522		6,197
Loss (gain) on derivatives and financial instruments, net	3,539		(359)
Other expenses(2)	60,985		11,059
Other impairment(3)	161,639		—
Total adjustments	(251,244)		64,266
Adjusted EBITDA	$1,896,059		$471,028

Interest Coverage Ratios
Interest expense	$491,507		$122,341
Capitalized interest	17,543		4,862
Non-cash interest expense	(12,675)		(3,972)
Total interest	$496,375		$123,231
EBITDA	$2,147,303		$406,762
Interest coverage ratio	4.33	x	3.30	x
Adjusted EBITDA	$1,896,059		$471,028
Adjusted Interest coverage ratio	3.82	x	3.82	x

Fixed Charge Coverage Ratios
Total interest	$496,375		$123,231
Secured debt principal amortization	63,668		15,715
Total fixed charges	$560,043		$138,946
EBITDA	$2,147,303		$406,762
Fixed charge coverage ratio	3.83	x	2.93	x
Adjusted EBITDA	$1,896,059		$471,028
Adjusted Fixed charge coverage ratio	3.39	x	3.39	x

Net Debt to EBITDA Ratios
Total debt(4)			$13,572,816
Less: cash and cash equivalents(5)			(763,921)
Net debt			$12,808,895
EBITDA Annualized			$1,627,048
Net debt to EBITDA ratio			7.87	x
Adjusted EBITDA Annualized			$1,884,112
Net debt to Adjusted EBITDA ratio			6.80	x

Notes:
(1) Please see discussion of Supplemental Reporting Measures on page 21.
(2) Certain severance-related costs are included in stock-based compensation and excluded from other expenses.
(3) Amounts relate to reserve for straight-line rent receivable balances for leases placed on cash recognition.
(4) Includes unamortized premiums/discounts, other fair value adjustments and financing lease liabilities of $110,906,000. Excludes operating lease liabilities of $298,722,000 related to ASC 842 adoption.
(5) Inclusive of IRC Section 1031 deposits, if any.

Financial

(in thousands except share price)
Leverage and Current Capitalization(1)
		% of Total
Book Capitalization
Lines of credit and commercial paper(2)	$—	0.00%
Long-term debt obligations(2)(3)	13,572,816	45.16%
Cash and cash equivalents(4)	(763,921)	(2.54)%
Net debt to consolidated book capitalization	$12,808,895	42.62%
Total equity(5)	17,243,208	57.38%
Consolidated book capitalization	$30,052,103	100.00%
Joint venture debt, net(6)	763,527
Total book capitalization	$30,815,630

Undepreciated Book Capitalization
Lines of credit and commercial paper(2)	$—	0.00%
Long-term debt obligations(2)(3)	13,572,816	37.22%
Cash and cash equivalents(4)	(763,921)	(2.09)%
Net debt to consolidated undepreciated book capitalization	$12,808,895	35.12%
Accumulated depreciation and amortization	6,415,676	17.59%
Total equity(5)	17,243,208	47.28%
Consolidated undepreciated book capitalization	$36,467,779	100.00%
Joint venture debt, net(6)	763,527
Total undepreciated book capitalization	$37,231,306

Enterprise Value
Lines of credit and commercial paper(2)	$—	0.00%
Long-term debt obligations(2)(3)	13,572,816	27.56%
Cash and cash equivalents(4)	(763,921)	(1.55)%
Net debt to consolidated enterprise value	$12,808,895	26.01%
Common shares outstanding	422,562
Period end share price	83.10
Common equity market capitalization	$35,114,902	71.30%
Noncontrolling interests(5)	1,322,762	2.69%
Consolidated enterprise value	$49,246,559	100.00%
Joint venture debt, net(6)	763,527
Total enterprise value	$50,010,086

Secured Debt as % of Total Assets
Secured debt(2)	$2,304,178	7.16%
Total assets	$32,176,116

Total Debt as % of Total Assets
Total debt(2)(3)	$13,572,816	42.18%
Total assets	$32,176,116

Unsecured Debt as % of Unencumbered Assets
Unsecured debt(2)	$11,157,732	36.44%
Unencumbered assets	$30,619,538

Notes:
(1) Please see discussion of Supplemental Reporting Measures on page 21.
(2) Amounts include unamortized premiums/discounts and other fair value adjustments as reflected on the balance sheet.
(3) Includes financing lease liabilities of $110,906,000 and excludes operating lease liabilities of $298,722,000 related to ASC 842 adoption.
(4) Inclusive of IRC Section 1031 deposits, if any.
(5) Includes all noncontrolling interests (redeemable and permanent) as reflected on our balance sheet.
(6) Net of Welltower's share of unconsolidated debt and minority partners' share of Welltower consolidated debt.

Financial

(dollars in thousands)
Debt Maturities and Principal Payments(1)
Year	Lines of Credit and Commercial Paper(2)	Senior Unsecured Notes(3,4,5,6)	Consolidated Secured Debt	Share of Unconsolidated Secured Debt	Noncontrolling Interests' Share of Consolidated Secured Debt	Combined Debt(7)	% of Total	Wtd. Avg. Interest Rate
2021	$—	$—	$253,459	$46,642	$(47,520)	$252,581	1.76%	3.29%
2022	—	10,000	486,699	109,169	(71,365)	534,503	3.73%	3.22%
2023	—	701,525	489,409	140,653	(131,523)	1,200,064	8.38%	2.36%
2024	—	1,350,000	185,318	120,706	(25,123)	1,630,901	11.38%	3.83%
2025	—	1,250,000	181,449	499,661	(33,855)	1,897,255	13.24%	3.83%
2026	—	700,000	90,165	21,408	(25,042)	786,531	5.49%	4.10%
2027	—	741,830	166,260	66,191	(46,137)	928,144	6.48%	2.95%
2028	—	1,509,330	77,016	27,565	(13,397)	1,600,514	11.17%	4.48%
2029	—	1,050,000	247,426	36,815	(1,956)	1,332,285	9.30%	3.12%
2030	—	750,000	5,992	32,684	(1,139)	787,537	5.50%	3.07%
Thereafter	—	3,190,300	127,935	95,523	(36,433)	3,377,325	23.57%	4.11%
Totals	$—	$11,252,985	$2,311,128	$1,197,017	$(433,490)	$14,327,640	100.00%

Weighted Avg Interest Rate(8)	—	3.71%	3.10%	3.27%	2.86%	3.60%

Weighted Avg Maturity Years	—	8.2	3.9	6.1	3.7	7.4

% Floating Rate Debt	100.00%	6.32%	32.76%	34.13%	39.96%	11.89%

Debt by Local Currency(1)
	Lines of Credit and Commercial Paper(2)	Senior Unsecured Notes(3,4,5,6)	Consolidated Secured Debt	Share of Unconsolidated Secured Debt	Noncontrolling Interests' Share of Consolidated Secured Debt	Combined Debt(7)	Investment Hedges(9)
United States	$—	$9,360,000	$1,196,933	$869,378	$(182,313)	$11,243,998	$—
United Kingdom	—	1,449,630	—	—	—	1,449,630	2,596,505
Canada	—	443,355	1,114,195	327,639	(251,177)	1,634,012	503,813
Totals	$—	$11,252,985	$2,311,128	$1,197,017	$(433,490)	$14,327,640	$3,100,318

Notes:
(1) Represents principal amounts due excluding unamortized premiums/discounts or other fair value adjustments as reflected on the balance sheet.
(2) Our unsecured commercial paper program and our unsecured revolving credit facility had a zero balance as of June 30, 2021. The unsecured revolving credit facility is comprised of a $1,000,000,000 tranche that matures on June 4, 2023 and a $3,000,000,000 tranche that matures on June 4, 2025. Both tranches may be extended for two successive terms of six month at our option. Available borrowing capacity of our unsecured revolving credit facility was $4,000,000,000 as of June 30, 2021.
(3) 2023 includes a $500,000,000 unsecured term loan and a CAD $250,000,000 unsecured term loan (approximately $201,525,000 USD at June 30, 2021). The loans mature on July 19, 2023. The interest rates on the loans are LIBOR + 0.9% for USD and CDOR + 0.9% for CAD.
(4) 2027 includes CAD $300,000,000 of 2.95% senior unsecured notes (approximately $241,830,000 USD at June 30, 2021) that matures on January 15, 2027.
(5) 2028 includes £550,000,000 of 4.80% senior unsecured notes (approximately $759,330,000 USD at June 30, 2021). The notes mature on November 20, 2028.
(6) Thereafter includes £500,000,000 of 4.50% senior unsecured notes (approximately $690,300,000 USD at June 30, 2021). The notes mature on December 1, 2034.
(7) Excludes operating lease liabilities of $298,722,000 and finance lease liabilities of $110,906,000 related to ASC 842 adoption.
(8) The interest rate on the unsecured revolving credit facility is 1-month LIBOR + 0.775%. Commercial paper, senior notes and secured debt average interest rate represents the face value note rate.
(9) Represents notional value of foreign currency derivative contracts at end of period spot FX rates. The fair market value of the gains (losses) of these contracts is currently USD $(83,663,000), as represented in other assets (liabilities) on the balance sheet. We supplement our local currency debt with foreign currency derivative contracts to offset the translation and economic exposures related to our international investments. Currently, our foreign currency derivatives are comprised of forward contracts and cross-currency swaps.

Glossary
Age: Current year, less the year built, adjusted for major renovations. Average age is weighted by pro rata NOI.
Cap-ex, Tenant Improvements, Leasing Commissions: Represents amounts incurred for: 1) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties; 2) second generation tenant improvements; and 3) leasing commissions paid to third party leasing agents to secure new tenants.
Construction Conversion: Represents completed construction projects that were placed into service and began generating NOI.
EBITDAR: Earnings before interest, taxes, depreciation, amortization and rent. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDAR and has not independently verified the information.
EBITDAR Coverage: Represents the ratio of EBITDAR to contractual rent for leases or interest and principal payments for loans. EBITDAR coverage is a measure of a property’s ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.
EBITDARM: Earnings before interest, taxes, depreciation, amortization, rent and management fees. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDARM and has not independently verified the information.
EBITDARM Coverage: Represents the ratio of EBITDARM to contractual rent for leases or interest and principal payments for loans. EBITDARM coverage is a measure of a property’s ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations, assuming that management fees are not paid. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.
Health System: Includes independent, assisted living, dementia care and long-term post-acute care properties subject to triple-net operating leases to or guaranteed by investment-grade health systems.
Health System - Affiliated: Outpatient medical properties are considered affiliated with a health system if one or more of the following conditions are met: 1) the land parcel is contained within the physical boundaries of a hospital campus; 2) the land parcel is located adjacent to the campus; 3) the building is physically connected to the hospital regardless of the land ownership structure; 4) a ground lease is maintained with a health system entity; 5) a master lease is maintained with a health system entity; 6) significant square footage is leased to a health system entity; 7) the property includes an ambulatory surgery center with a hospital partnership interest; or (8) a significant square footage is leased to a physician group that is either employed, directly or indirectly by a health system, or has a significant clinical and financial affiliation with the health system.
Long-Term/Post-Acute Care: Includes all skilled nursing, rehabilitation and long-term acute-care facilities where the majority of individuals require 24-hour nursing or medical care. Generally, these properties are licensed for Medicaid and/or Medicare reimbursement and are subject to triple-net operating leases. Most of these facilities focus on higher acuity patients and offer rehabilitation units specializing in cardiac, orthopedic, dialysis, neurological or pulmonary rehabilitation.
MSA:  For the United States and Canada, we use the Metropolitan Statistical Area as defined by the U.S. Census Bureau and the Census Metropolitan Areas as defined by Statistics Canada, respectively. For the United Kingdom, we generally use the Metro Region as defined by EuroStat with Greater London defined as a 55-mile radius around the city’s center.
Occupancy: Outpatient Medical occupancy represents the percentage of total rentable square feet leased and occupied, including month-to-month leases, as of the date reported. Occupancy for all other property types represents average quarterly operating occupancy based on the most recent quarter of available data and excludes properties that are unstabilized, closed or for which data is not available or meaningful. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate occupancy and has not independently verified the information. Occupancy metrics are reflected at our pro rata share.
Outpatient Medical: Outpatient medical buildings include properties offering ambulatory medical services such as primary and secondary care, outpatient surgery, diagnostic procedures and rehabilitation. These properties are typically affiliated with a health system and may be located on a hospital campus. They are specifically designed and constructed for use by health care professionals to provide services to patients. They also include medical office buildings that typically contain sole and group physician practices and may provide laboratory and other specialty services.
Seniors Housing Operating (SHO): Includes independent, assisted living and dementia care properties in the U.S. and Canada and all care homes in the U.K. structured to take advantage of the REIT Investment Diversification and Empowerment Act of 2007.
Seniors Housing Triple-net (SH-NNN): Includes independent, assisted living, and dementia care properties in the U.S. and Canada and all care homes in the U.K. subject to triple-net operating leases and loans receivable.
Square Feet: Net rentable square feet calculated utilizing Building Owners and Managers Association measurement standards.
Stable: Generally, a triple-net rental property is considered stable (versus unstabilized or under development) when it has achieved EBITDAR coverage of 1.00x or greater for three consecutive months or, if targeted performance has not been achieved, 12 months following the budgeted stabilization date. Triple-net properties for which income is recognized on a cash basis and for which substantially all contractual rent during the period has not been collected are excluded from the stable portfolio. A Seniors Housing Operating facility is considered stable upon the earliest of 90% occupancy, NOI at or above the underwritten target or 12 months past the underwritten stabilization date. Excludes assets held for sale and assets disposed of during the current quarter.
Unstabilized: An acquisition that does not meet the stable criteria upon closing or a construction property that has opened but not yet reached stabilization.

Supplemental Reporting Measures

We believe that revenues and net income, as defined by U.S. generally accepted accounting principles ("U.S. GAAP"), are the most appropriate earnings measurements. However, we consider EBITDA, Adjusted EBITDA, REVPOR, SS REVPOR, NOI, In-Place NOI ("IPNOI") and SSNOI to be useful supplemental measures of our operating performance. Excluding EBITDA and Adjusted EBITDA, these supplemental measures are disclosed on our pro rata ownership basis. Pro rata amounts are derived by reducing consolidated amounts for minority partners’ noncontrolling ownership interests and adding our minority ownership share of unconsolidated amounts. We do not control unconsolidated investments. While we consider pro rata disclosures useful, they may not accurately depict the legal and economic implications of our joint venture arrangements and should be used with caution.
We define NOI as total revenues, including tenant reimbursements, less property operating expenses. Property operating expenses represent costs associated with managing, maintaining and servicing tenants for our properties. These expenses include, but are not limited to, property-related payroll and benefits, property management fees paid to operators, marketing, housekeeping, food service, maintenance, utilities, property taxes and insurance. General and administrative expenses represent costs unrelated to property operations or transaction costs. These expenses include, but are not limited to, payroll and benefits, professional services, office expenses and depreciation of corporate fixed assets. IPNOI represents NOI excluding interest income, other income and non-IPNOI and adjusted for timing of current quarter portfolio changes such as acquisitions, development conversions, segment transitions, dispositions and investments held for sale. SSNOI is used to evaluate the operating performance of our properties using a consistent population which controls for changes in the composition of our portfolio. As used herein, same store is generally defined as those revenue-generating properties in the portfolio for the relevant year-over-year reporting periods. Acquisitions and development conversions are included in the same store amounts five full quarters after acquisition or being placed into service. Land parcels, loans and sub-leases, as well as any properties sold or classified as held for sale during the period, are excluded from the same store amounts. Redeveloped properties (including major refurbishments of a Seniors Housing Operating property where 20% or more of units are simultaneously taken out of commission for 30 days or more or Outpatient Medical properties undergoing a change in intended use) are excluded from the same store amounts until five full quarters post completion of the redevelopment. Properties undergoing operator transitions and/or segment transitions are also excluded from the same store amounts until five full quarters post completion of the operator transition or segment transition. In addition, properties significantly impacted by force majeure, acts of God or other extraordinary adverse events are excluded from same store amounts until five full quarters after the properties are placed back into service. SSNOI excludes non-cash NOI and includes adjustments to present consistent property ownership percentages and to translate Canadian properties and UK properties using a consistent exchange rate. Normalizers include adjustments that in management’s opinion are appropriate in considering SSNOI, a supplemental, non-GAAP performance measure. None of these adjustments, which may increase or decrease SSNOI, are reflected in our financial statements prepared in accordance with U.S. GAAP. Significant normalizers (defined as any that individually exceed 0.50% of SSNOI growth per property type) are separately disclosed and explained. We believe NOI, IPNOI and SSNOI provide investors relevant and useful information because they measure the operating performance of our properties at the property level on an unleveraged basis. We use NOI, IPNOI and SSNOI to make decisions about resource allocations and to assess the property level performance of our properties.
REVPOR represents the average revenues generated per occupied room per month at our Seniors Housing Operating properties. It is calculated as our pro rata version of total resident fees and services revenues from the income statement divided by average monthly occupied room days. SS REVPOR is used to evaluate the REVPOR performance of our properties under a consistent population which eliminates changes in the composition of our portfolio. It is based on the same pool of properties used for SSNOI and includes any revenue normalizations used for SSNOI. We use REVPOR and SS REVPOR to evaluate the revenue-generating capacity and profit potential of our Seniors Housing Operating portfolio independent of fluctuating occupancy rates. They are also used in comparison against industry and competitor statistics, if known, to evaluate the quality of our Seniors Housing Operating portfolio.
We measure our credit strength both in terms of leverage ratios and coverage ratios. The leverage ratios indicate how much of our balance sheet capitalization is related to long-term debt, net of cash and Internal Revenue Code (“IRC”) Section 1031 deposits. We expect to maintain capitalization ratios and coverage ratios sufficient to maintain a capital structure consistent with our current profile. The ratios are based on EBITDA and Adjusted EBITDA. EBITDA is defined as earnings (net income per income statement) before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding unconsolidated entities and including adjustments for stock-based compensation expense, provision for loan losses, gains/losses on extinguishment of debt, gains/losses/impairments on properties, gains/losses on derivatives and financial instruments, other expenses, additional other income and other impairment charges. We believe that EBITDA and Adjusted EBITDA, along with net income, are important supplemental measures because they provide additional information to assess and evaluate the performance of our operations. We primarily use these measures to determine our interest coverage ratio, which represents EBITDA and Adjusted EBITDA divided by total interest, and our fixed charge coverage ratio, which represents EBITDA and Adjusted EBITDA divided by fixed charges. Fixed charges include total interest and secured debt principal amortization. Our leverage ratios include net debt to Adjusted EBITDA, book capitalization, undepreciated book capitalization and market capitalization. Book capitalization represents the sum of net debt (defined as total long-term debt, excluding operating lease liabilities, less cash and cash equivalents and any IRC Section 1031 deposits), total equity and redeemable noncontrolling interests. Undepreciated book capitalization represents book capitalization adjusted for accumulated depreciation and amortization. Market capitalization represents book capitalization adjusted for the fair market value of our common stock. Our leverage ratios are defined as the proportion of net debt to total capitalization.
Our supplemental reporting measures and similarly entitled financial measures are widely used by investors, equity and debt analysts and rating agencies in the valuation, comparison, rating and investment recommendations of companies. Our management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions. Additionally, these measures are utilized by the Board of Directors to evaluate management. None of the supplemental reporting measures represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity. Finally, the supplemental reporting measures, as defined by us, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies. Multi-period amounts may not equal the sum of the individual quarterly amounts due to rounding.

Supplemental Reporting Measures

(dollars in thousands)
Non-GAAP Reconciliations

NOI Reconciliation	2Q20	3Q20	4Q20	1Q21	2Q21
Net income (loss)	$159,216	$394,978	$155,278	$72,192	$45,757
Loss (gain) on real estate dispositions, net	(155,863)	(484,304)	(185,464)	(59,080)	(44,668)
Loss (income) from unconsolidated entities	(1,332)	5,981	(258)	(13,049)	7,976
Income tax expense (benefit)	2,233	2,003	290	3,943	(2,221)
Other expenses	19,411	11,544	33,088	10,994	11,687
Impairment of assets	75,151	23,313	9,317	23,568	23,692
Provision for loan losses	1,422	2,857	83,085	1,383	6,197
Loss (gain) on extinguishment of debt, net	249	33,004	13,796	(4,643)	55,612
Loss (gain) on derivatives and financial instruments, net	1,434	1,395	569	1,934	(359)
General and administrative expenses	34,062	31,003	27,848	29,926	31,436
Depreciation and amortization	265,371	255,532	242,733	244,426	240,885
Interest expense	126,357	124,851	121,173	123,142	122,341
Consolidated net operating income	527,711	402,157	501,455	434,736	498,335
NOI attributable to unconsolidated investments(1)	20,871	13,659	21,481	21,516	21,180
NOI attributable to noncontrolling interests(2)	(30,369)	(28,024)	(25,950)	(20,827)	(43,786)
Pro rata net operating income (NOI)(3)	$518,213	$387,792	$496,986	$435,425	$475,729

In-Place NOI Reconciliation
At Welltower pro rata ownership	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Health System	Long-Term /Post-Acute Care	Corporate	Total
Revenues	$728,235	$138,854	$160,514	$46,554	$44,515	$2,672	$1,121,344
Property operating expenses	(584,484)	(7,871)	(46,184)	(54)	(4,848)	(2,174)	(645,615)
NOI(3)	143,751	130,983	114,330	46,500	39,667	498	475,729
Adjust:
Interest income	(859)	(28,885)	(4,731)	—	(3,973)	—	(38,448)
Other income	(860)	(1,357)	(5,002)	—	—	(2,672)	(9,891)
Sold / held for sale	(326)	(185)	(1,235)	(1,134)	(11,425)	—	(14,305)
Developments / land	1,710	—	84	—	—	—	1,794
Non In-Place NOI(4)	7,751	(5,148)	(2,972)	(5,963)	(954)	2,174	(5,112)
Timing adjustments(5)	150	1,129	296	—	—	—	1,575
Total adjustments	7,566	(34,446)	(13,560)	(7,097)	(16,352)	(498)	(64,387)
In-Place NOI	151,317	96,537	100,770	39,403	23,315	—	411,342
Annualized In-Place NOI	$605,268	$386,148	$403,080	$157,612	$93,260	$—	$1,645,368

Same Store Property Reconciliation
	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Health System	Long-Term /Post-Acute Care	Total
Total properties	672	342	371	217	123	1,725
Recent acquisitions/ development conversions(6)	(56)	(28)	(7)	(1)	—	(92)
Under development	(30)	(5)	(4)	—	—	(39)
Under redevelopment(7)	(10)	—	(2)	—	(1)	(13)
Current held for sale	(8)	(4)	(2)	(17)	(33)	(64)
Land parcels, loans and sub-leases	(11)	(12)	(6)	—	(7)	(36)
Transitions(8)	(27)	(11)	—	(9)	(3)	(50)
Other(9)	(2)	—	—	—	(2)	(4)
Same store properties	528	282	350	190	77	1,427
Notes:
(1) Represents Welltower's interests in joint ventures where Welltower is the minority partner.
(2) Represents minority partners' interests in joint ventures where Welltower is the majority partner.
(3) Represents Welltower's pro rata share of NOI. See page 16 for more information.
(4) Primarily represents non-cash NOI.
(5) Represents timing adjustments for current quarter acquisitions, construction conversions and segment or operator transitions
(6) Acquisitions and development conversions will enter the same store pool 5 full quarters after acquisition or certificate of occupancy.
(7) Redevelopment properties will enter the same store pool after 5 full quarters of operations post redevelopment completion.
(8) Transitioned properties will enter the same store pool after 5 full quarters of operations with the new operator in place or under the new structure.
(9) Represents properties that are either closed or being closed.

Supplemental Reporting Measures

(dollars in thousands at Welltower pro rata ownership)

Same Store NOI Reconciliation	2Q20	3Q20	4Q20	1Q21	2Q21	Y/o/Y
Seniors Housing Operating
NOI	$179,544	$175,378	$163,574	$172,060	$143,751
Non-cash NOI on same store properties	(957)	(1,015)	(349)	(821)	12,338
NOI attributable to non-same store properties	(12,476)	(9,401)	(4,515)	(13,026)	(7,405)
Currency and ownership adjustments(1)	3,894	2,553	1,662	80	(1,127)
Normalizing adjustment for government grants(2)	—	—	(12,350)	(33,701)	(9,327)
Normalizing adjustment for management fee reduction(3)	—	—	—	—	(2,058)
Normalizing adjustment for prior period allowance(4)	—	—	—	—	1,527
Normalizing adjustment for casualty related expenses, net(5)	—	—	—	—	1,192
Normalizing adjustment for policy change(6)	(1,596)	(991)	(358)	—	—
Other normalizing adjustments(7)	(333)	—	—	—	(356)
SSNOI(8)	168,076	166,524	147,664	124,592	138,535	(17.6)%

Seniors Housing Triple-net
NOI	110,361	92,701	114,760	57,143	130,983
Non-cash NOI on same store properties	(4,100)	17,006	(3,158)	42,439	(1,383)
NOI attributable to non-same store properties	(23,111)	(26,649)	(28,521)	(18,970)	(43,056)
Currency and ownership adjustments(1)	1,854	1,175	793	9	(258)
Normalizing adjustment for prior period allowance(4)	1,243	—	—	3,185	(3,185)
Normalizing adjustments for lease restructuring(9)	(871)	(65)	(873)	—	—
SSNOI	85,376	84,168	83,001	83,806	83,101	(2.7)%

Outpatient Medical
NOI	127,840	118,421	116,448	109,398	114,330
Non-cash NOI on same store properties	(3,486)	(3,497)	(2,921)	(2,529)	(2,533)
NOI attributable to non-same store properties	(15,841)	(8,078)	(7,698)	(5,708)	(11,961)
Currency and ownership adjustments(1)	(10,669)	(10,063)	(5,706)	(1,151)	(67)
Normalizing adjustment for lease termination fees(10)	(626)	—	—	—	(139)
Other normalizing adjustments(7)	61	136	(223)	(132)	(189)
SSNOI	97,279	96,919	99,900	99,878	99,441	2.2%

Health System
NOI	42,426	42,425	42,425	42,425	46,500
Non-cash NOI on same store properties	(6,200)	(5,585)	(5,278)	(5,278)	(5,278)
NOI attributable to non-same store properties	(1,319)	(1,293)	(1,280)	(1,281)	(5,356)
SSNOI	34,907	35,547	35,867	35,866	35,866	2.7%

Long-Term/Post-Acute Care
NOI	57,789	(42,381)	58,347	52,924	39,667
Non-cash NOI on same store properties	(1,529)	4,945	(1,150)	(326)	(950)
NOI attributable to non-same store properties	(33,937)	59,861	(34,685)	(30,436)	(16,445)
Currency and ownership adjustments(1)	149	87	49	—	(55)
Other normalizing adjustments(7)	—	—	—	166	—
SSNOI	22,472	22,512	22,561	22,328	22,217	(1.1)%

Corporate
NOI	253	1,248	1,432	1,475	498
NOI attributable to non-same store properties	(253)	(1,248)	(1,432)	(1,475)	(498)
SSNOI	—	—	—	—	—

Total
NOI	518,213	387,792	496,986	435,425	475,729
Non-cash NOI on same store properties	(16,272)	11,854	(12,856)	33,485	2,194
NOI attributable to non-same store properties	(86,937)	13,192	(78,131)	(70,896)	(84,721)
Currency and ownership adjustments(1)	(4,772)	(6,248)	(3,202)	(1,062)	(1,507)
Normalizing adjustments, net	(2,122)	(920)	(13,804)	(30,482)	(12,535)
SSNOI	$408,110	$405,670	$388,993	$366,470	$379,160	(7.1)%

Notes:
(1) Includes adjustments to reflect consistent property ownership percentages, to translate Canadian properties at a USD/CAD rate of 1.2658 and to translate UK properties at a GBP/USD rate of 1.38.
(2) Represents normalizing adjustment related to amounts recognized related to the Health and Human Services Provider Relief Fund in the United States and similar programs in the United Kingdom and Canada.
(3) Represents normalizing adjustment related to a management fee reduction for one Seniors Housing Operating partner.
(4) Represents normalizing adjustment related to an allowance of prior period rent related to one Seniors Housing Operating lease and two Seniors Housing Triple-net leases.
(5) Represents normalizing adjustment related to casualty related expenses net of any insurance reimbursements.
(6) Represents normalizing adjustment to reflect the application of consistent policies for all periods presented for one Seniors Housing Operating partner.
(7) Represents aggregate normalizing adjustments which are individually less than 0.50% of SSNOI growth per property type.
(8) SHO SSNOI includes expenses that are directly attributable to the COVID-19 pandemic net of any reimbursements exclusive of those included in (2) above.
(9) Represents normalizing adjustment related to lease restructuring associated with one Seniors Housing Triple-net lease.
(10) Represents normalizing adjustment related to lease termination fees associated with Outpatient Medical tenants.

Supplemental Reporting Measures

(dollars in thousands, except REVPOR, SS REVPOR and SSNOI/unit)

SHO REVPOR Reconciliation	United States	United Kingdom	Canada	Total
Consolidated SHO revenues	$540,559	$98,221	$103,769	$742,549
Unconsolidated SHO revenues attributable to Welltower(1)	22,854	—	22,178	45,032
SHO revenues attributable to noncontrolling interests(2)	(24,333)	(12,267)	(22,746)	(59,346)
Pro rata SHO revenues(3)	539,080	85,954	103,201	728,235
SHO interest and other income	(1,686)	—	(33)	(1,719)
SHO revenues attributable to sold and held for sale properties	(1,809)	—	(899)	(2,708)
Currency and ownership adjustments(4)	—	(1,098)	(3,038)	(4,136)
SHO local revenues	535,617	84,856	99,230	719,703
Average occupied units/month	28,683	2,869	11,129	42,681
REVPOR/month in USD	$6,242	$9,886	$2,980	$5,699
REVPOR/month in local currency(4)		£7,164	$3,772

Reconciliations of SHO SS REVPOR Growth, SSNOI Growth and SSNOI/Unit

	United States		United Kingdom		Canada		Total
	2Q20	2Q21	2Q20	2Q21	2Q20	2Q21	2Q20	2Q21
SHO SS REVPOR Growth
Consolidated SHO revenues	$592,693	$540,559	$78,046	$98,221	$102,911	$103,769	$773,650	$742,549
Unconsolidated SHO revenues attributable to WELL(1)	22,102	22,854	—	—	20,314	22,178	42,416	45,032
SHO revenues attributable to noncontrolling interests(2)	(33,435)	(24,333)	(7,246)	(12,267)	(22,799)	(22,746)	(63,480)	(59,346)
SHO pro rata revenues(3)	581,360	539,080	70,800	85,954	100,426	103,201	752,586	728,235
Non-cash revenues on same store properties	(847)	(571)	—	—	—	—	(847)	(571)
Revenues attributable to non-same store properties	(50,833)	(43,955)	(11,432)	(22,841)	(5,048)	(4,104)	(67,313)	(70,900)
Currency and ownership adjustments(4)	390	121	6,215	(806)	9,167	(2,936)	15,772	(3,621)
Normalizing adjustment for policy change(5)	(2,114)	—	—	—	—	—	(2,114)	—
SHO SS revenues(7)	527,956	494,675	65,583	62,307	104,545	96,161	698,084	653,143
Avg. occupied units/month(8)	28,142	26,046	2,388	2,179	12,053	10,849	42,583	39,074
SHO SS REVPOR(9)	$6,271	$6,348	$9,180	$9,558	$2,899	$2,963	$5,480	$5,587
SS REVPOR YOY growth	—%	1.2%	—%	4.1%	—%	2.2%	—	2.0%

SHO SSNOI Growth
Consolidated SHO NOI	$138,301	$107,314	$10,967	$22,663	$28,869	$30,211	$178,137	$160,188
Unconsolidated SHO NOI attributable to WELL(1)	5,421	3,437	—	—	7,856	7,867	13,277	11,304
SHO NOI attributable to noncontrolling interests(2)	(5,233)	(18,698)	(385)	(2,612)	(6,252)	(6,431)	(11,870)	(27,741)
SHO pro rata NOI(3)	138,489	92,053	10,582	20,051	30,473	31,647	179,544	143,751
Non-cash NOI on same store properties	(935)	12,329	0	9	(22)	—	(957)	12,338
NOI attributable to non-same store properties	(10,601)	(948)	(1,845)	(5,889)	(30)	(568)	(12,476)	(7,405)
Currency and ownership adjustments(4)	84	29	883	(195)	2,927	(961)	3,894	(1,127)
Normalizing adjustment for government grants(10)	—	(5,021)	—	(1,177)	—	(3,129)	—	(9,327)
Normalizing adjustment for management fee reduction(11)	—	—	—	—	—	(2,058)	—	(2,058)
Normalizing adjustment for prior period allowance(12)	—	1,527	—	—	—	—	—	1,527
Normalizing adjustment for casualty related expenses(13)	—	1,192	—	—	—	—	—	1,192
Normalizing adjustment for policy change(5)	(1,596)	—	—	—	—	—	(1,596)	—
Other normalizing adjustments(6)	(333)	(356)	—	—	—	—	(333)	(356)
SHO pro rata SSNOI(7)	$125,108	$100,805	$9,620	$12,799	$33,348	$24,931	$168,076	$138,535
SHO SSNOI growth		(19.4)%		33.0%		(25.2)%		(17.6)%

SHO SSNOI/Unit
Trailing four quarters' SSNOI(7)		$411,818		$57,301		$108,196		$577,315
Average units in service(14)		35,404		3,183		13,996		52,583
SSNOI/unit in USD		$11,632		$18,002		$7,730		$10,979
SSNOI/unit in local currency(4)				£13,045		$9,785
Notes:
(1) Represents Welltower's interests in joint ventures where Welltower is the minority partner.
(2) Represents minority partners' interests in joint ventures where Welltower is the majority partner.
(3) Represents SHO revenues/NOI at Welltower pro rata ownership. See pages 16 & 23 for more information.
(4) Includes where appropriate adjustments to reflect consistent property ownership percentages, to translate Canadian properties at a USD/CAD rate of 1.2658 and to translate UK properties at a GBP/USD rate of 1.38.
(5) Represents normalizing adjustment to reflect the application of consistent policies for all periods presented for one Seniors Housing Operating partner.
(6) Represents aggregate normalizing adjustments which are individually less than .50% of SSNOI growth.
(7) Represents SS SHO revenues/SSNOI at Welltower pro rata ownership. See page 23 for more information.
(8) Represents average occupied units for SS properties related solely to referenced country on a pro rata basis.
(9) Represents pro rata SS average revenues generated per occupied room per month.
(10) Represents normalizing adjustment related to amounts recognized related to the Health and Human Services Provider Relief Fund in the United States and similar programs in the United Kingdom and Canada.
(11) Represents normalizing adjustment related to a management fee reduction for one Seniors Housing Operating partner.
(12) Represents normalizing adjustment related to an allowance of prior period rent related to one Seniors Housing Operating lease.
(13) Represents normalizing adjustment related to casualty related expenses net of any insurance reimbursements.
(14) Represents average units in service for SS properties related solely to referenced country on a pro rata basis.

Forward-Looking Statement and Risk Factors
Forward-Looking Statements and Risk Factors
This document contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. When Welltower uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “pro forma,” “estimate” or similar expressions that do not relate solely to historical matters, Welltower is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause Welltower’s actual results to differ materially from Welltower’s expectations discussed in the forward-looking statements. This may be a result of various factors, including, but not limited to: the duration and scope of the COVID-19 pandemic; the impact of the COVID-19 pandemic on occupancy rates and on the operations of Welltower and its operators/tenants; actions governments take in response to the COVID-19 pandemic, including the introduction of public health measures and other regulations affecting Welltower’s properties and the operations of Welltower and its operators/tenants; the effects of health and safety measures adopted by Welltower and its operators/tenants related to the COVID-19 pandemic; increased operational costs as a result of health and safety measures related to COVID-19; the impact of the COVID-19 pandemic on the business and financial condition of operators/tenants and their ability to make payments to Welltower; disruptions to Welltower's property acquisition and disposition activity due to economic uncertainty caused by COVID-19; general economic uncertainty in key markets as a result of the COVID-19 pandemic and a worsening of global economic conditions or low levels of economic growth; the status of capital markets, including availability and cost of capital; uncertainty from the expected discontinuance of LIBOR and the transition to any other interest rate benchmark; issues facing the health care industry, including compliance with, and changes to, regulations and payment policies, responding to government investigations and punitive settlements and operators’/tenants’ difficulty in cost effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the health care and seniors housing industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; Welltower’s ability to transition or sell properties with profitable results; the failure to make new investments or acquisitions as and when anticipated; natural disasters and other acts of God affecting Welltower’s properties; Welltower’s ability to re-lease space at similar rates as vacancies occur; Welltower’s ability to timely reinvest sale proceeds at similar rates to assets sold; operator/tenant or joint venture partner bankruptcies or insolvencies; the cooperation of joint venture partners; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; liability or contract claims by or against operators/tenants; unanticipated difficulties and/or expenditures relating to future investments or acquisitions; environmental laws affecting Welltower’s properties; changes in rules or practices governing Welltower’s financial reporting; the movement of U.S. and foreign currency exchange rates; Welltower’s ability to maintain Welltower’s qualification as a REIT; key management personnel recruitment and retention; and other risks described in Welltower’s reports filed from time to time with the SEC. Finally, Welltower undertakes no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise, or to update the reasons why actual results could differ from those projected in any forward-looking statements.
Additional Information
The information in this supplemental information package should be read in conjunction with our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, our earnings press release dated July 29, 2021 and other information filed with, or furnished to, the SEC. The Supplemental Reporting Measures and reconciliations of Non-GAAP measures are an integral part of the information presented herein.
You can access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act at www.welltower.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. You can also review these SEC filings and other information by accessing the SEC’s website at http://www.sec.gov. We routinely post important information on our website at www.welltower.com in the “Investors” section, including corporate and investor presentations and financial information. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included on our website under the heading “Investors.” Accordingly, investors should monitor such portion of our website in addition to following our press releases, public conference calls and filings with the SEC. The information on or connected to our website is not, and shall not be deemed to be, a part of, or incorporated into this supplemental information package.

About Welltower
Welltower Inc. (NYSE:WELL), an S&P 500 company headquartered in Toledo, Ohio, is driving the transformation of health care infrastructure. The Company invests with leading seniors housing operators, post-acute providers and health systems to fund the real estate and infrastructure needed to scale innovative care delivery models and improve people’s wellness and overall health care experience. Welltower™, a REIT, owns interests in properties concentrated in major, high-growth markets in the United States, Canada and the United Kingdom, consisting of seniors housing and post-acute communities and outpatient medical properties. More information is available at www.welltower.com.

welltower

4500 Dorr Street
Toledo, Ohio 43615-4040
www.welltower.com

©2015 Welltower Inc.